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                                                                    Exhibit 12.1
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                                                    Ambac Financial Group, Inc.
                                                Ratio of Earnings to Fixed Charges
                                                   (In thousands, except ratios)


                                      Nine Months Ended                                Years Ended December 31,
                                   -----------------------------   -----------------------------------------------------------------
                                     9/30/00       9/30/99         1999           1998        1997         1996         1995
                                   ----------------------------   ------------------------------------------------------------------
Earnings:
  Income before income taxes        $353,604       $293,319        $404,658      $328,912     $285,996     $375,506     $214,174

  Interest expense                    28,153         27,322          36,525        32,761       21,346       20,925       20,934

  Portion of rentals deemed to be
   interest                            1,395          1,337           1,782         1,846        1,699        1,287          985
                                   -------------------------------------------------------------------------------------------------

    Earnings                        $383,152       $321,978        $442,965      $363,519     $309,041     $397,718     $236,093
                                   =================================================================================================

Fixed Charges:

  Interest Expense                   $28,153        $27,322         $36,525       $32,761      $21,346      $20,925      $20,934

  Portion of rentals deemed to be
   interest                            1,395          1,337           1,782         1,846        1,699        1,287          985
                                   -------------------------------------------------------------------------------------------------

    Fixed Charges                    $29,548        $28,659         $38,307       $34,607      $23,045      $22,212      $21,919
                                   =================================================================================================

Ratio of earnings to fixed charges      13.0           11.2            11.6          10.5         13.4         17.9         10.8
                                   =================================================================================================

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